Exhibit 10.1

CF Industries Holdings, Inc.
4 Parkway North, Suite 400
Deerfield, Illinois 60015-2590

847-405-2400
www.cfindustries.com

May 2, 2008

Cheryl K. Schmura

Vice President, Crop Nutrients

CHS, Inc.

5500 Cenex Drive

Inver Grove Heights, Minnesota 55077

Re:          Multiple-Year Contract for the Purchase and Sale of Fertilizer

Dated July 1, 2005 by and between CF Industries, Inc. and

CHS, Inc. (as assignee from Agriliance, LLC)

Dear Cheryl:

To better accommodate our operations and the needs of our customers, we have modified our Multiple-Year Contract to combine the Requirement Volume and the Sales Target Volume for DAP and MAP. To that end, this letter is intended to amend the above-referenced contract effective July 1, 2008 by (i) modifying Section 1(a) such that the Requirement Volume and the Sales Target Volume for DAP and MAP are combined as DAP/MAP and (ii) adding the following sentence at the end of the first paragraph of Section 2 to address the placement of orders for MAP:

Orders for MAP must be placed (i) not less than fifteen (15) days prior to the first day of the month in which the Customer has requested shipment (the “Shipment Month”) for Product sourced from Plant City, Florida, and (ii) not less than forty-five (45) days prior to the first day of the Shipment Month for Product sourced from all other locations.

In all other respects, the Multiple-Year Contract shall remain in full force and effect.

If you are in agreement with these changes, please indicate your consent by signing and returning the enclosed copy of this letter.

Very truly yours,

CF Industries, Inc.
		By:	/s/ Monty Summa
Monty Summa, Vice President, Sales

ACCEPTED AND AGREED TO
this 9th day of May, 2008

CHS, Inc.
By:	/s/ Cheryl K. Schmura
Cheryl K. Schmura
Vice President, Crop Nutrients